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                                                                    EXHIBIT 99.2



FOR IMMEDIATE RELEASE
---------------------

E*TRADE Media Contacts:        Investor Contacts:
Heather Fondo                  Len Purkis
(650) 331-5248                 (650) 331-6076
hfondo@etrade.com              lpurkis@etrade.com

Bronwyn Wormell                Susan Wolfrom
(650) 331-5978                 (650) 331-5303
bwormell@blancandotus.com      swolfrom@etrade.com



            E*TRADE GROUP, INC. TO SELL $500 MILLION IN CONVERTIBLE
                              SUBORDINATED NOTES


MENLO PARK, Calif., January 25, 2000 - E*TRADE Group, Inc. (Nasdaq: EGRP) today announced its intention to raise approximately $500 million, subject to market and other conditions, through a Rule 144A offering of convertible subordinated notes. The notes will be convertible, at the option of the holder, into shares of E*TRADE's common stock and will be non-callable for three years.

     E*TRADE expects to use approximately $150,000,000 of the net proceeds to refinance outstanding senior secured indebtedness and the remaining net proceeds for general corporate purposes, including financing the future growth of the business.

     This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities.

     The notes will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under such act.


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